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Exhibit 5

                  [Letterhead of Sonnenschein Nath & Rosenthal]


                                                              August 22, 2001

Mediacom Communications Corporation
100 Crystal Run Road
Middletown, New York 10941

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     In our capacity as counsel to Mediacom Communications Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 2,000,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares") issuable pursuant to the Company's 2001 Employee Stock Purchase Plan (the "Plan").

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Plan, the Registration Statement, corporate proceedings of the Company relating to the Plan and the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under
Section 7 of the Act.

                                        Very truly yours,

                                        SONNENSCHEIN NATH & ROSENTHAL



                                        By:   /s/ Ira Roxland
                                           A Member of the Firm